EXHIBIT 99.1

Contact: THOMAS A. KLEMENS Sr. Executive Vice President & Chief Financial Officer (714) 800-4401	NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION REPORTS

RESULTS FOR THE FIRST QUARTER 2005

SANTA ANA, Calif., April 27, 2005 – The First American Corporation (NYSE: FAF), the nation’s largest data provider, today announced results for the first quarter ended March 31, 2005:

	For the Three Months Ended March 31
	2005	2004
Total revenues	$1.70 billion	$1.47 billion
Income before income taxes and minority interests	$153.7 million	$111.1 million
Net income	$79.2 million	$55.0 million
Net income per diluted share	$.83	$.62

Summary of Operations

“We are extremely pleased with our first quarter results,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “We were able to exercise solid expense controls and improve our margins during a slower mortgage-activity period. New order counts in February and March were unseasonably strong in our direct title operations, which should yield good second quarter results.

“During the first quarter, we acquired United General Title Insurance Company, a title insurer operating in 36 states and the District of Columbia; raised the dividend 20 percent; and announced the intent to contribute our Credit Information Group to First Advantage Corporation, First American’s screening segment of which we own 69 percent. On April 18, 2005, we also announced the acquisition of LoanPerformance, a powerful information and analytics provider to the mortgage industry. These activities strengthen First American’s product offerings and maximize value for our shareholders.”

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First American Reports Results for the First Quarter 2005

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Quarterly Financial Highlights

Financial Services Group:

•	Revenues for the first quarter 2005 were $1.3 billion, an increase of 19 percent when compared with $1.1 billion for the first quarter of 2004.

•	Pretax income was $101.1 million, an increase of 42 percent when compared with $71.0 million in the prior year quarter.

•	Pretax margins were 7.8 percent compared with 6.5 percent for the first quarter 2004.

Information Technology Group:

•	Revenues for the first quarter 2005 were $403.0 million, an increase of 7 percent when compared with $375.8 million for the first quarter of 2004.

•	Pretax income was $90.8 million, an increase of 23 percent when compared with $74.0 million in the prior year quarter.

•	Pretax margins were 22.5 percent compared with 19.7 percent for the first quarter 2004.

2005 Outlook and Strategic Focus

Kennedy continued: “Improving margins in all of our businesses continues to be our number one goal. Strategies such as technology solutions, centralization, offshore processing, bundling and growth through acquisitions will create new opportunities for growth and profitability in 2005.”

Teleconference/Webcast

First American’s first quarter results will be discussed in more detail on Wednesday, April 27, 2005, at 10 a.m. EDT (7 a.m. PDT), via teleconference. The dial-in number is (888) 955-3516 and the pass code is FIRST AMERICAN. The live audio webcast of the call will be available on First American’s Web site at www.firstam.com/investor. An audio replay of the conference call will be available through May 4, 2005, by dialing (402) 220-6415. An audio archive of the call will also be available for replay on First American’s Web site.

About First American

The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889, is the nation’s largest data provider. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within six primary

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business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $6.72 billion in 2004, First American has 31,000 employees in approximately 2,000 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

Forward-Looking Statements

Certain statements made in this press release, including those related to second quarter results and new opportunities for growth and profitability in 2005, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company’s significant customers and competitors; the company’s continued ability to identify businesses to be acquired; changes in the company’s ability to integrate businesses which it acquires; and other factors described in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

(Additional Financial Data Follows)

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Summary of Earnings

(in thousands, except per share amounts)

	For the Three Months Ended March 31
	2005	2004
Total revenues	$1,704,484	$1,473,771
Income before income taxes and minority interests	$153,702	$111,130
Income taxes	$53,800	$37,400
Minority interests	$20,740	$18,774
Net income	$79,162	$54,956
Net income per share:
Basic	$.86	$.69
Diluted	$.83	$.62
Weighted average shares outstanding:
Basic	91,574	79,323
Diluted	95,131	90,652

Summary Balance Sheet Information

(in thousands, except per share amounts)

	March 31 2005	December 31 2004
Total stockholders’ equity	$2,672,739	$2,463,564
Book value per share	$28.21	$27.36

Summary Title Insurance Order Counts

From Direct Operations

	For the Three Months Ended March 31
	2005	2004
Title orders opened:
January	199,000	170,500
February	205,500	189,600
March	255,300	263,700

First quarter total	659,800	623,800

Title orders closed:
January	135,500	114,000
February	137,800	128,100
March	185,400	168,200

First quarter total	458,700	410,300

(Additional Financial Data Follows)

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Selected Financial Data

(unaudited, in thousands)

	Three Months Ended March 31
	2005	2004
RESULTS OF OPERATIONS

Revenues
Operating revenues	$1,663,558	$1,445,533
Investment and other income	39,304	26,907
Net realized investment gains	1,622	1,331

	1,704,484	1,473,771

Expenses
Salaries and other personnel costs	548,485	473,775
Premiums retained by agents	485,959	424,234
Other operating expenses	363,573	340,839
Provision for title losses and other claims	90,777	71,421
Depreciation and amortization	35,747	29,370
Premium taxes	13,530	12,540
Interest	12,711	10,462

	1,550,782	1,362,641

Income before income taxes and minority interests	$153,702	$111,130

OPERATING REVENUES

Financial Services
Title Insurance and Services:
Direct operations	$612,017	$515,506
Agency operations	599,467	516,810

	1,211,484	1,032,316
Specialty Insurance	60,509	46,492

	1,271,993	1,078,808

Information Technology
Mortgage Information	142,473	154,935
Property Information	110,902	91,977
Credit Information	66,345	62,452
Screening Information	71,845	57,361

	391,565	366,725

Total operating revenues	$1,663,558	$1,445,533

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS

Financial Services
Title Insurance and Services	$91,256	$58,577
Specialty Insurance	9,805	12,444

	101,061	71,021

Information Technology
Mortgage Information	30,619	30,347
Property Information	35,752	27,518
Credit Information	18,860	14,998
Screening Information	5,557	1,102

	90,788	73,965

Total before corporate expenses and minority interest	191,849	144,986
Corporate expense	38,147	33,856

Income before income taxes and minority interests	$153,702	$111,130

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Segment Margins

(unaudited)

(in thousands, except percentages)

	Three Months Ended March 31
	Total revenues		Pretax (A)		Margins
	2005	2004	2005	2004	2005	2004
Financial Services
Title Insurance and Services	$1,237,921	$1,047,922	$91,256	$58,577	7.4%	5.6%
Specialty Insurance	64,044	50,726	9,805	12,444	15.3%	24.5%

	$1,301,965	$1,098,648	$101,061	$71,021	7.8%	6.5%

Information Technology
Mortgage Information	$144,104	$156,625	$30,619	$30,347	21.2%	19.4%
Property Information	118,053	97,293	35,752	27,518	30.3%	28.3%
Credit Information	68,427	64,392	18,860	14,998	27.6%	23.3%
Screening Information	72,374	57,443	5,557	1,102	7.7%	1.9%

	$402,958	$375,753	$90,788	$73,965	22.5%	19.7%

(A)   -   Income before income tax, minority interest and corporate expenses

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